This ammendment of Form N-SAR/A for the Proshares Trust reflects the following changes to the original filing for the period ended 11/30/07,  transmitted on 1/29/08.

Item 13 - Change made to reflect appropriate auditor at period end (PriceWaterHouseCoopers - Columbus, Ohio)

Item 77A - (Is the Registrant filing any of the following attachments with the current filing of Form N-SAR) changed to Yes

Item 77K - (Changes in Registrant's Certifying accountant)  changed to Yes

Item 77Q(1) - (Exhibits) changed to Yes

We have also attached a report indicating the Change in Auditors effective June 5, 2007.